EXHIBIT 4.3.6

                                 AMENDMENT NO.5

                                       TO

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

      AMENDMENT NO.5 to the Amended and Restated Registration Rights Agreement, dated as of June 1, 1999 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company"), and the several other parties named at the foot hereof, amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several signatories thereto (the "Registration Rights Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Contribution and Purchase Agreement dated as of May 11, 1999 (the "Contribution Agreement") among USP North Texas, Inc., Baylor Health Services, Texas Health Ventures Group L.L.C. and THVG/HealthFirst L.L.C.

      On the date hereof, USP, Baylor, THVGl and THVG2 are consummating the transactions contemplated by the Contribution Agreement pursuant to which the Company has agreed to issue to Baylor a Convertible Subordinated Promissory Note (the "Note") convertible into shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock").

      It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the Company and the parties hereto execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

      1. Baylor is hereby made a party to the Registration Rights Agreement with the same rights (including the right to receive notices under Sections 4, 5 and 6 of the Registration Rights Agreement) and obligations as a holder of "Restricted Stock" (with respect to the shares of Class A Common Stock into which the Note is convertible) as set forth in the Registration Rights Agreement. Baylor is hereby deemed to be a holder of "Restricted Stock" with all the rights and, with respect to the shares of Class A Common Stock into which the Note is convertible, obligations of such a holder as set forth in the Registration Rights Agreement. Baylor, or its assignee, shall continue to be deemed such a holder of Restricted Stock for so long as Baylor, or its assignee, holds the Note. Upon any conversion of the Note, the converted shares held by Baylor, or its assignee, will be "Restricted Stock" and Baylor, or its assignee, will be a holder of "Restricted Stock" with respect to such converted shares and will have all the rights and obligations of a holder of "Restricted Stock."

      2. Section 13(d) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

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      "(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the Company and the holders of not less than two thirds of the Restricted Stock and Investor Shares then outstanding; PROVIDED that no such modification or amendment shall deprive any holder of Restricted Stock (including Baylor or its assignee) or Investor Shares of any material right under this Agreement without such holder's consent. The Company will not grant any registration rights to any other person without the written consent of the holders of at least two-thirds of the Restricted Stock and Investor Shares then outstanding if such rights could reasonably be expected to conflict with, or be on a parity with, the rights of holders of Restricted Stock or Investor Shares granted under this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, any amendment solely to grant registration rights to additional holders of the capital stock of the Company may be effected in a writing executed solely by the Company and such additional holders if such registration rights are no more favorable than the registration rights granted to any holder of Investor Shares. Any amendment to this Agreement to grant such registration rights to such additional holders of the capital stock of the Company shall not be deemed to be an amendment that adversely affects the rights of any holder hereunder."

      3. The first paragraph of Section 3 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

      "3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Restricted Stock or Investor Shares, as the case may be, (other than under the circumstances described in Section 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Nossaman, Guthner, Knox & Elliott, LLP shall be satisfactory) to the effect that the proposed transfer of the Restricted Stock or Investor Shares, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock or Investor Shares, as the case may be, shall be entitled to transfer such Restricted Stock or Investor Shares, as the case may be, in accordance with the terms of its notice; PROVIDED, HOWEVER, that no such opinion or other documentation shall be required if such notice shall cover a distribution by Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") or WCAS Healthcare Partners, L.P. to their respective partners; and FURTHER PROVIDED, that no such opinion or documentation shall be required if such notice shall cover a transfer by Baylor Health Services ("Baylor") to an entity to which Baylor may transfer its membership interest in Texas Health

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      Ventures Group L.L.C. ("THVGl") under Section 4.1(a) of the Second Amended and Restated Regulations of THVGl dated as of June 1,1999, so long as Baylor delivers other evidence, reasonably acceptable to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act. Each certificate for Restricted Stock or Investor Shares, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act."

      4. Schedule I to the Registration Rights Agreement is hereby amended by adding the following Baylor notice information under the heading of "Restricted Stockholders":

                Baylor Health Services
                3500 Gaston Avenue
                Dallas, Texas 75246
                Attention: M. Timothy Parris, Chief Operating Officer Fax Number: (214) 820-8840

      5. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

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                                     UNITED SURGICAL PARTNERS
                                     INTERNATIONAL, INC.

                                     By /s/ SUE H. SHELLEY
                                            Sue H. Shelley
                                            Executive Vice President

                                     BAYLOR HEALTH SERVICES

                                     By /s/ M. TIMOTHY PARRIS
                                     Name   M. Timothy Parris
                                     Title  EVP

                                     WELSH, CARSON, ANDERSON & STOWE
                                     VII, L.P.

                                     By:  WCAS VII Partners L.P.
                                          General Partner


                                          By: /s/ LAURA VANBUREN
                                                  Laura VanBuren
                                                  General Partner

                                     WCAS HEALTHCARE PARTNERS, L.P.

                                     By:  WCAS HC Partners
                                          General Partner

                                          By: /s/ LAURA VANBUREN
                                                  Laura VanBuren
                                                  Attorney-in-Fact

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                                     Patrick J. Welsh
                                     Russell L. Carson
                                     Bruce K. Anderson
                                     Richard H. Stowe
                                     Andrew M. Paul
                                     Thomas E. McInerney
                                     Robert A. Minicucci
                                     Anthony J. deNicola
                                     Paul B. Queally


                                     By: /s/ LAURA VANBUREN
                                             Laura VanBuren
                                             Attorney-in-Fact


                                     /s/ LAURA VANBUREN
                                     Laura VanBuren


                                     /s/ RUDOLPH E. RUPERT
                                     Rudolph E. Rupert


                                     /s/ D. SCOTT MACKESY
                                     D. Scott Mackesy


                                     /s/ LAUREN MELKUS
                                     Lauren Melkus


                                     HEALTH CARE CAPITAL PARTNERS, L.P.
                                     By:     Ferrer Freeman Thompson & Co., LLC
                                             General Partner

                                             By /s/ CARLOS A. FERRER
                                             Name   Carlos A. Ferrer
                                             Title  General Partner

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                                     HEALTH CARE EXECUTIVE PARTNERS, L.P.
                                     By:     Ferrer Freeman Thompson & Co., LLC
                                             General Partner

                                             By /s/ CARLOS A. FERRER
                                             Name Carlos A. Ferrer
                                             Title General Partner

                                     MANAGEMENT PURCHASERS

                                     /s/ DONALD STEEN
                                     Donald Steen

                                     /s/ WILLIAM WILCOX
                                     William Wilcox

                                     /s/ SUE SHELLEY
                                     Sue Shelley

                                     /s/ JEFFREY STOCKARD
                                     Jeffrey Stockard

                                     /s/ LAURIE HOGUE
                                     Laurie Hogue

                                     /s/ MICHAEL CREWS
                                     Michael Crews

                                     /s/ DAVID C. MCDONALD
                                     David McDonald FBO Tracy McDonald

                                     /s/ JAMES BRANON
                                     James Branon

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